UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

VECTOR GROUP LTD.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5759	65-0949535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida 33137

(Address of Principal Executive Offices, including Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, $0.10 par value per share	VGR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

As previously disclosed in the Current Report on Form 8-K filed by Vector Group Ltd., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on August 21, 2024, the Company is party to an Agreement and Plan of Merger, dated as of August 21, 2024 (the “Merger Agreement”), with JTI (US) Holding Inc., a Delaware corporation (“Parent”), and Vapor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and on the terms and subject to the conditions thereof, on September 4, 2024, Merger Sub commenced a tender offer (the “Offer”) to acquire any and all of the Company’s outstanding shares of common stock, par value $0.10 per share (the “Company Shares”), for $15.00 in cash per Company Share (the “Offer Price”), subject to any applicable withholding and without interest thereon, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.

The Offer expired at one minute after 11:59 p.m., New York City time, on October 4, 2024 and was not extended. Equiniti Trust Company, LLC, in its capacity as depository for the Offer, advised the Company that approximately 108,097,425 Company Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 68.67% of the then outstanding Company Shares. Accordingly, the Minimum Condition (as defined in the Merger Agreement) has been satisfied. Merger Sub has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time and payment for such Shares has been or will be made promptly in accordance with the terms of the Offer.

Following the completion of the Offer, on October 7, 2024, Merger Sub merged with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware and without a vote of the Company Stockholders (the “Merger”), with the separate corporate existence of Merger Sub ceasing and the Company surviving the Merger under the name “Vector Group Ltd.” as a wholly owned subsidiary of Parent, pursuant to the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any Company Shares, each Company Share that was outstanding immediately prior to the Effective Time, other than Company Shares (i) owned by Parent, Merger Sub or the Company (or held in the Company’s treasury), or by any wholly owned subsidiary of Parent, Merger Sub or the Company, in each case, immediately prior to the Effective Time (“Cancelled Company Shares”), (ii) held by Company Stockholders who were entitled to demand and have properly and validly demanded their statutory rights of appraisal under the laws of the state of Delaware (collectively, “Dissenting Company Shares”), (iii) irrevocably accepted for payment pursuant to the Offer or (iv) any Shares subject to Company Restricted Share Awards (as defined in the Merger Agreement), was canceled and extinguished and automatically converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest thereon and less any applicable withholding taxes.

In addition, at the Effective Time:

•	each Company stock option that was outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, was automatically canceled and converted into the right to receive:
o	with respect to each Company stock option with a per share exercise price that was less than the Merger Consideration (an “In-the-Money Option”), an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such In-the-Money Option immediately prior to the Effective Time and (ii) the excess, if any, of (a) the Merger Consideration over (b) the per share exercise price of such In-the-Money Option;
o	with respect to each Company stock option with a per share exercise price that was greater than or equal to the Merger Consideration (an “Out-of-the-Money Option”), each such Out-of-the-Money Option was canceled for no consideration.
•	each award of Company Shares that was subject to a transfer restriction, repurchase option or obligation, risk of forfeiture or other condition, excluding any Company Performance-Based Restricted Share Awards (as defined below) (“Company Time-Based Restricted Share Award”) that was outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares subject to such Company Time-Based Restricted Share Award immediately prior to the Effective Time and (ii) the Merger Consideration (together with any accrued and unpaid dividends corresponding to the Company Shares subject to such Company Time-Based Restricted Share Award immediately prior to the Effective Time to the extent provided under the applicable award agreement); and

•	each award of Company Shares that was subject to a performance-based transfer restriction, performance-based repurchase option or obligation, performance-based risk of forfeiture or other performance-based conditions, excluding any Company Time-Based Restricted Share Awards (a “Company Performance-Based Restricted Share Award”) that was outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares subject to such Company Performance-Based Restricted Share Award immediately prior to the Effective Time (based on the full number of Company Shares subject to such Company Performance-Based Restricted Share Award) and (ii) the Merger Consideration (together with any accrued and unpaid dividends corresponding to the Company Shares subject to such Company Performance-Based Restricted Share Award immediately prior to the Effective Time to the extent provided under the applicable award agreement).

The aggregate consideration paid in the Offer and the Merger was approximately $3,400,000,000, without giving effect to related transaction fees and expenses, which Parent funded through a combination of cash on hand and short-term financing.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on August 21, 2024, and is incorporated by reference herein.

The information set forth in Items 3.01, 5.01 and 5.03 is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Offer and the Merger, on October 7, 2024, the Company requested that the New York Stock Exchange (“NYSE”) suspend the Company Shares from trading effective as of the open of trading on October 7, 2024, remove the Company Shares from listing on NYSE and file with the SEC an application on Form 25 to report the delisting of the Company Shares from NYSE. NYSE has informed the Company that on October 7, 2024, in accordance with the Company’s request, NYSE filed the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 with respect to the Company Shares, requesting the deregistration of the Company Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference. From and after the Effective Time, holders of Company Shares (other than Dissenting Company Shares or Canceled Company Shares) immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Offer Price for each Company Share held, pursuant to the Merger Agreement).

Item 5.01 Changes in Control of Registrant.

At the Effective Time, the Company became a wholly owned subsidiary of Parent. As a result of Merger Sub’s acquisition of Company Shares pursuant to the Offer and the consummation of the Merger, a change of control of the Company occurred. The information contained in Items 2.01, 3.01 and 3.03 above and in Items 5.02 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Acceleration of SERP Benefit to J. Bryant Kirkland III

On October 7, 2024, the Company’s board of directors (the “Board”) amended the Vector Group Ltd. Supplemental Retirement Plan (the “SERP”) to provide that the Normal Retirement Date (as defined in the SERP) for J. Bryant Kirkland III, the Company’s Senior Vice President, Chief Financial Officer and Treasurer of the Company, will be the earlier of (i) January 1, 2026 and (ii) the date of the closing of the transactions contemplated by the Merger Agreement.

The foregoing description of the amendment to the SERP is not complete and is qualified in its entirety by reference to the full text of such amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment of Employment Agreements with Richard J. Lampen, J. Bryant Kirkland III and Marc N. Bell

On October 7, 2024, the Company amended the employment agreements with each of (i) Mr. Kirkland, (ii) Richard J. Lampen, Executive Vice President and Chief Operating Officer of the Company and (iii) Marc N. Bell, Senior Vice President, General Counsel and Secretary of the Company to provide that all costs, fees and expenses of any arbitration or litigation, including attorneys’ fees of the executive and the Company, in connection with any controversy or claim arising out of or relating to each executive’s employment agreement, will be borne by, and be the obligation of the Company; provided, however, that if the executive chooses not to arbitrate, such costs, fees and expenses will not exceed $250,000 (collectively, the “Amendment”).

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of such amendment, a form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Retention Letter Agreement with Nicholas P. Anson

On October 7, 2024, the Company entered into a retention letter agreement (the “Retention Letter Agreement”) with Nicholas P. Anson, the President and Chief Operating Officer of Liggett Vector Brands LLC.

Pursuant to the Retention Letter Agreement, Mr. Anson will be entitled to a retention award equal to $175,000, with 100% of such amount vesting on the earlier of (i) the six (6) month anniversary of the Closing Date, subject to his continuous service through such date, and (ii) the date on which Mr. Anson’s employment is terminated by the Company without Cause (as defined in the Company’s 2023 Management Incentive Plan) following the Closing Date (each, a “Vesting Date”), and payable no later than the second regularly scheduled payroll date following the applicable Vesting Date.

The foregoing description of the Retention Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Retention Letter Agreement, a form of which is attached as Exhibit 10.3 and incorporated herein by reference.

Determination of Termination of Employment

The Company has determined that it will terminate the employment of Messrs. Lorber, Lampen, Kirkland and Bell, with such terminations becoming effective on the Closing Date but following the Closing. Mr. Lorber’s termination will be treated as a termination without “cause” (as defined in his employment agreement) within two years of a Change in Control (as defined in his employment agreement). The terminations of Messrs. Lampen, Kirkland and Bell will each be treated as a termination without “cause” (as defined in each executive’s employment agreement). Upon such termination, each of Messrs. Lorber, Lampen, Kirkland and Bell will be entitled to receive severance payments and certain benefits, which have been previously disclosed in the Schedule 14D-9, filed by the Company on September 9, 2024, which is herein incorporated by reference.

Resignation of Directors

Further, effective immediately following and contingent upon the Closing, each of the directors of the Company resigned from his or her position as a member of the Board and all committees thereof. Such resignations from the Board were in connection with the transactions contemplated by the Merger Agreement and were not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any other matter.

Item 5.03 Amendments to Articles of Incorporations or Bylaws, Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company (the “Certificate of Incorporation”) was amended and restated in its entirety. The Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, pursuant to the Merger Agreement, at the Effective Time, the Company’s by-laws (“By-Laws”) were amended and restated in their entirety. The By-Laws are attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 21, 2024, by and among JTI (US) Holding Inc., Vapor Merger Sub Inc., and Vector Group Ltd (filed as Exhibit 2.1 to Vector Group Ltd.’s Current Report on Form 8-K, filed on August 21, 2024, and incorporated herein by reference).*

3.1	Amended and Restated Certificate of Incorporation of Vector Group Ltd.

3.2	Amended and Restated By-Laws of Vector Group Ltd.

10.1	Amendment to the Vector Group Ltd. Supplemental Retirement Plan, dated as of October 7, 2024.

10.2	Form of Amendment to the Employment Agreements, dated as of October 7, 2024.

10.3	Form of Retention Letter Agreement.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ Idil Yasa
Idil Yasa
President

By:	/s/ Huub Ooms
Huub Ooms
Secretary and Treasurer

Date: October 7, 2024